Exhibit 10.38 Operating Agreement for Health Diagnostics Management, LLC

OPERATING AGREEMENT

This Agreement, dated February 13, 2013 by and between the undersigned members, is hereby adopted as the written Operating Agreement of Health Diagnostics Management, LLC, (the “Company”) and

WHEREAS, this Agreement does not contain any provisions inconsistent with the Articles of Organization of the Company, and

WHEREAS, the members wish to set forth provisions relating to the business of this limited liability company, the conduct of its affairs and the rights, powers, preferences, limitations and responsibilities of its members, managers, employees or agents, as the case may be,

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

ARTICLE I

DEFINITIONS

1. Words and phrases set forth within this Operating Agreement which relate to the business of this limited liability company or the conduct of its affairs or the rights, powers, preferences, limitations or responsibilities of its members, managers, employees, or agents, as the case may be, or to any matter which this limited liability company is required or has done under mandate of law or the fulfillment of this Operating Agreement, shall be defined as it has been defined in Section 102 of the New York Limited Liability Company Law or in other applicable statutes or rulings.

ARTICLE II

FORMATION

1. The undersigned have authorized the formation of this limited liability company by an organizer who prepared, executed and filed with the New York Secretary of State, the Articles of Organization pursuant to the New York Limited Liability Company Law.

2. The name of this limited liability company is Health Diagnostics Management, LLC. This limited liability company shall be managed by one or more mangers as hereafter provided in this Operating Agreement unless this limited liability company elects to become a member managed company.

3. The Company is formed for any lawful business purpose and shall have all the powers set forth in Sec. 202(a) -202(q) of the New York Limited Liability Company Law.

4. The executive offices and the principal place of business of this Company shall be located in Suffolk County, New York at 110 Marcus Drive, Melville, New York 11747, or at such other place or places as the managers may determine from time to time.

5. Unless the managers shall otherwise determine, there shall be no Registered Agent of this Company.

6. The Secretary of State of New York has been designated as agent of this Company upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process against the Company served upon him has been set forth in the Articles of Organization of the Company. The managers may change such address from time to time in accordance with applicable provisions of law.

7. The principal business of the Company shall be to provide management services, the use of equipment, including Fonar MRI scanners, non-medical personnel, office space, furnishings, maintenance and upkeep services to professional corporations and such other business as the managers may from time to time determine. The Company shall also be authorized to acquire, own, lease, sell and deal in or with real, personal and/or intangible property, securities and investments of every kind as may be from time to time consistent with the best interests of the members and the Company.

ARTICLE III

MEMBERS/MANAGERS

1. There shall be two classes of members in this Company: the Class A Members and one Class B Member. The Class A Members shall have an ownership interest in the aggregate of 49.5% of the Company and the Class B Member shall have an ownership interest of 50.5% of the Company. On all matters on which members may vote, each member shall be entitled to cast the percentage of votes equal to his percentage of ownership interests in the Company (voting interests). In the event of a change of control in either Fonar Corporation or Health Management Corporation of America, the Class A Members shall have the option of purchasing an additional one percent ownership interest in the Company from the Class B Member for a purchase price of one dollar ($1.00).

2. Except as otherwise provided herein, the vote of a majority in voting interests of the members of each class of members shall be required to admit a person as a new member and to issue such person a membership interest in this Company. Such new member shall not be entitled to any retroactive allocation of income or losses, or taxable deductions heretofore incurred by this Company.

3. This Company shall keep books and records pursuant to Sec. 1102 of the New York Limited Liability Company Law, either in written form or in other than written form if easily converted into such written form within a reasonable time. Such books and records shall be maintained on an accrual basis, unless the managers otherwise decide pursuant to this Agreement, and the Accounting Year of this Company shall end on June 30.

4. Each member may inspect and copy, at his own expense, the Articles of Organization, the Operating Agreement, minutes of any meeting of members and all tax returns, financial statements and other books and records of the Company, and other information regarding the affairs of the Company.

5. No member shall be personally liable for any debts, obligations or liabilities of this Company or of any other member, solely by reason of his being a member of this Company, whether such debt arose in contract, tort or otherwise. However, such member shall be personally liable for the payment of his Capital Contribution.

6. This Company shall indemnify and hold harmless, any member or manager from and against any claim, liability, obligation, demand, lawsuit, proceeding or judgment against such member or manager, by reason of the fact the member or manager is or was a member or manager of this Company, or took any action in such capacity, if the member or manager acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in cases of bad faith or active and deliberate dishonesty, or if the member or manager personally gained in fact a financial profit or other advantage to which he was not legally entitled. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his conduct was unlawful.

7. To the extent that a member or manager entitled to indemnification pursuant to Section 6 of this Article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6 of this Article, or in defense of any claim, issue or matter therein, he also shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith.

8. Any indemnification under Section 6 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 6 of this Article. Such determination shall be made (a) by the majority vote of a quorum consisting of managers who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of the members.

9. Expenses incurred in defending a civil or criminal action, suit or proceeding by a manager or member shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking such advance to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by this Company.

10. The indemnification provided by this Article shall not be deemed exclusive of any other rights provided under any by-law, agreement, vote of members or disinterested managers or both as to action in his official capacity and as to action in another capacity while holding such position and shall continue as to a person who has ceased to serve this Company, and shall inure to the benefit of the heirs, executors and administrators of such a person.

11. The approval of at least 75% in voting interests of the members entitled to vote thereon shall be required to approve the sale, exchange, lease, mortgage, pledge or other transfer or disposition of all or substantially all of the assets of this Company.

12. The management of this Company shall be vested in three managers, subject to any provision of the Articles of Organization or the Operating Agreement and Section 419 of said New York Limited Liability Company Law. The Class A Members shall elect one manger by the majority of the voting interests of the Class A Members. The Class B Member shall select one manager. The third manager (the “General Manager”) shall be elected by the members of the Company having a majority of the voting interests of the Company. The election of managers shall be on an annual or other periodic basis decided by the members. The initial manager for the Class A Members (“Class A Manager”) shall be Timothy Damadian, the initial manager for the Class B Member (“Class B Manager”) shall be Health Management Corporation of America, as directed by a duly authorized officer or managing agent, currently Timothy Damadian, and the initial “General Manager” shall be Health Management Corporation of America (“HMCA”), as directed by a duly authorized officer or managing agent, currently Timothy Damadian.

(a) The Names and Addresses of the manager or managers or class or classes of managers shall be set forth in the Books and Records of this Company. A manager may, but need not be, a member of this Company. The managers shall receive no salary for performing their duties as manager unless the holders of a majority of the voting interests of each Class of Members shall otherwise decide. Any such salary as manager shall be separate and distinct from any distributions made, should such manager be a member.

(b) A manager shall hold office until the next annual meeting of members or until his earlier resignation, retirement or removal. Any manager may resign at any time by the giving of written notice thereof to this Company, provided however there is no violation of any provision of the Operating Agreement or any provision of a contractual agreement between this Company and the manager. The removal or resignation of a manager who is a member, does not affect in any way such manager's rights, duties, privileges and obligations as a member nor does it constitute a withdrawal as a member.

(c) Any vacancy occurring in the number of managers may be filled, by at least a majority in voting interests of all members entitled to vote for the managership position which is vacant (Class A Manager, Class B Manager or General Manager). Such newly elected manager shall be elected to serve the unexpired term of his predecessor. If the number of managers is increased by amendment to this Operating Agreement, then such new manager shall be elected by vote or written consent of at least a majority in voting interests of all members, or as otherwise provided in the amendment to this Operating Agreement.

(d) As long as the management of this Company is vested in managers, then no member, by reason of being a member, shall be an agent of this Company for the purpose of its business unless authority has been delegated to such member by the appropriate manager or by some other provision of this Operating Agreement.

(e) Each manager shall perform his duties as a manager in good faith and with that degree of care which a reasonable and prudent person in a like position would use under similar circumstances. Each manager's liability to this Company or to its members for damages for any breach of duty in such capacity is eliminated, except if there is a final judgment or adjudication adverse to the manager that established that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that is with respect to a distribution the subject of Sec. 508(a) of the New York Limited Liability Company Law.

(f) Unless otherwise provided under a separate agreement, a manager shall not be required to manage this Company as his sole business interest but may, without liability to this Company or its members, be involved in the management of other entities and engaged in other activities, including the management or ownership of imaging facilities; nor shall this Company or its members have any right to participate in such other business interests or in income or profits therefrom.

13. Subject to any limitations contained in this Operating Agreement or any other applicable agreement between the members, the managers shall have the power and authority on behalf of this Company to do all things as set forth in Sec. 202(a) -202(q) of the New York Limited Liability Company Law, except as otherwise provided in this Agreement.

14. The Class A Manager and the Class B Manager each shall have one vote on extraordinary matters including those set forth below. In the event of a disagreement, a majority of the Class A, Class B and General Manager shall make the final determination.

a. To borrow money, obtain loans or enter into other financing transactions, to give security therefore or to make loans or guarantees.

b. To merge, consolidate or dissolve the Company, or to sell or otherwise transfer all or substantially all of the asserts of the Company.

c. To make capital expenditures.

d. To determine and make distributions.

e. To approve the budget of the Company.

f. To redeem or repurchase all or any part of a member’s membership interest subject to provisions of this Agreement and applicable law, except to the extent redemption is permitted or required elsewhere in this Agreement.

15. The General Manager shall have the authority to take all other actions which may be taken by the managers, including, but not limited to the following items. The Class A Manager and Class B Manager shall not vote on these matters.

a. In the event a member withdraws from the Company, forfeits his membership interest by reason of default, or otherwise transfers his membership interest back to the Company, the General Manager shall have the authority to reissue and transfer that interest to another party on such terms as the General Manager shall determine, except to the extent otherwise required under this Agreement.

b. To enter into any contract in the ordinary course of business.

c. To hire and discharge employees; to determine the number and qualifications of employees and to determine rates of compensation, benefits and conditions of employment.

d. To open Company accounts (including certificates of deposit and accounts which may be interest-bearing or non-interest bearing) in banks, savings and loan associations and other financial institutions.

e. To engage the services of any attorney, consultant, accountant or other professional or independent contractor.

f. To commence or settle any litigation or arbitration.

g. To provide day-to-day management of the Company.

h. To obtain such insurance coverage as may be necessary or appropriate to the business of the Company.

i. To supervise, manage and train employees.

j. To pay operating expenses.

k. To purchase supplies, materials and services used in the ordinary course.

l. To issue and collect bills for services and material furnished by the Company.

16. Except as set forth in this Operating Agreement or in a separate agreement, no member shall have the unconditional right to give, sell, assign, pledge, hypothecate, exchange or otherwise transfer to another, all or any part of his membership interests in this Company. Except as otherwise provided in this Operating Agreement or in a separate agreement, prior to a member securing the right to sell, assign, pledge, hypothecate, exchange or otherwise transfer all or part of his membership interests in this Company to another, such member must secure from the members such consent by vote or in writing of a majority in voting interests, excluding the member seeking such right. Nothing herein shall be deemed to prevent a member from granting an assignee the right to become a member upon condition that Sec. 604 of the New York Limited Liability Company Law is satisfied. Any new member shall be bound by the terms of this Operating Agreement and be required to execute a document acknowledging and agreeing to the same.

17. A member may withdraw as a member of this Company upon not less than sixty days prior written notice to this Company, but any such withdrawal shall not entitle the member to the return of all or any part of his Capital Contribution to the Company.

ARTICLE IV

MEETINGS

1. This Company shall hold its annual meeting of members at such time as shall be determined by the General Manager, at such place determined by the General Manager, for the purpose of transacting such business as may come before such meeting. Special Meetings may be called for any purpose by a manager or any member or group of members holding not less than ten percent of the voting interests of the members of the Company in the aggregate.

2. Whenever it is anticipated that members will be required or permitted to take any action by vote at a meeting, written notice shall be given to the members entitled to vote thereon, stating the place, date and hour of the meeting, stating the purpose of such meeting, and under whose direction such meeting has been called. The Class A Members shall in the aggregate have 49.5% of the voting interests of the Company which shall be apportioned among them in the same proportion that their Capital Contributions bear to the Capital Contributions of all of the Class A Members in the aggregate. The Class B Member shall have 50.5% of the voting interests of the Company. Such notice of meeting shall be given personally or by first class mail, not less than ten nor more than fifty days before the date of such meeting. Such notice of meeting need not be given to any member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.

3. A majority in voting interests of the members entitled to vote on the matter to be considered, in person or by proxy, shall constitute a quorum at a meeting of members for the transaction of such business. The members present, despite not being a quorum, may adjourn the meeting. No notice of adjourned meeting is necessary if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken. At a meeting in which a quorum is initially present, the quorum is not broken by the subsequent withdrawal of any member, despite the fact that such withdrawal results in less than a quorum being present, and all votes taken are binding upon the members of this Company. All acts at a meeting of members at which a quorum is present, shall be the act of all the members and be binding upon them, except when such vote requires a greater proportion or number of membership interests pursuant to the New York Limited Liability Company Law, the Articles of Organization or this Operating Agreement.

4. A member may vote in person by a proxy executed in writing by such member. Every proxy so executed shall be revocable at the will of the member. Such proxy shall automatically be revoked, if prior to its use, the death or incompetence of the member occurred, and notice of such death or adjudication of incompetence is received by the proxy holder. A proxy is presumed to be revoked, whether or not it is stated to be irrevocable, if the member who executed such proxy, sells his membership interests prior to the date such proxy is scheduled to be exercised.

5. Whenever the members of this Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the members entitled to vote thereon were present and voted and shall be delivered to the office of this Company, its principal place of business or a manager, of this Company. Delivery made to the office of this Company shall be by hand or by certified or registered mail, return receipt requested.

6. Every written consent shall bear the date of signature of each member who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this paragraph to this Company, written consents signed by a sufficient number of members to take the action are delivered to the office of this Company, its principal place of business or a manager of this Company. Delivery made to such office, principal place of business or manager, shall be by hand or by certified or registered mail, return receipt requested.

7. Two or more members may enter into a binding agreement, in writing and executed by the members seeking to be bound, which provides that the voting interests held by them shall be voted in accordance with such agreement or pursuant to any lawful procedure agreed upon by them.

ARTICLE V

FINANCIAL MATTERS

1. Each member of this Company shall contribute the amount hereinafter set forth opposite his name on the signature pages of this Agreement (“Capital Contribution”).

2. An Account denominated as a Member Capital Account shall be maintained for each member. Each Member Capital Account shall be increased by the value of each Capital Contribution made by such member, allocations to such member of the net profits and any other allocations to such member of income pursuant to the Internal Revenue Code. Each Member Capital Account will be decreased by the value of each distribution made to the member by this Company, allocations to such member of net losses and other allocations to such member pursuant to the Internal Revenue Code. Upon sale or transfer by a member of his membership interests, such member's Member Capital Account shall thereupon become the Member Capital Account of the new member to whom such membership interests were sold or transferred in accordance with Sec. 1.704-1(b)(2)(iv) of the Treasury Regulations.

3. No member shall be responsible or liable to the Company or any other member for the failure to maintain a positive balance in his Member Capital Account, nor is he required to restore all or any part of a deficit balance in such Member Capital Account. However, such Member Capital Account must be maintained so as to comply with the provisions and requirements of Sec. 704(b) of the Internal Revenue Code.

4. The members shall have equal priority with each other for the return of Capital Contributions made to this Company or for net profits, net losses or for any distribution or allocation set forth in law or in this Operating Agreement. However, any loan or indebtedness owed to a member by this Company shall have priority in payment over other distributions, except that any loan made as a part of a member's initial contribution to the Company shall not have any such priority.

5. If any member who receives a distribution from this Company based upon the value of his Capital Contribution and such member had no knowledge that such distribution violated Sec. 508(a) of the New York Limited Liability Company Law, then and in that event, such member shall have no liability to this Company or to its creditors for such distribution. However, if such member knew or should have known that such distribution was, at the time of such distribution, contrary to such statute, then, in that event, such member shall be liable to this Company for the amount of such distribution.

6. No member shall receive from this Company any part or portion of his Capital Contribution unless there remains sufficient assets in this Company to pay the debts and liabilities of the Company without placing the solvency of this Company in a disabling position.

7. Distributions of the excess cash flow of the Company shall be made as follows:

(a) On a monthly or such other basis as the managers may decide to the Class A Members.

(b) To the Class B Member, concurrently with distributions to the Class A Members.

8. Excess cash flow shall consist of the cash receipts of the Company less the amounts used or set aside for the payment of the debts and liabilities of the Company and shall be determined by the Class A Manager and the Class B Manager.

9. Except as set forth herein, the profits and losses and all items of income, gain or loss, deduction or other allocations of this Company, shall be allocated among the members in the same proportions as their membership interests in the Company bear to all the Class A and Class B membership interests of the Company in the aggregate outstanding. Notwithstanding the foregoing, all of the depreciation of the assets of the Company shall be allocated solely to the Class A Members, unless and until their interests have been redeemed by the Company in full, pursuant to the provisions of this Agreement.

10. Upon the earlier of Five (5) years following the issuance of the first Class A membership interests, or when the Class A members have received distributions equal to their initial capital contributions, the Company shall have the right to redeem all (but not less than all) of the outstanding Class A membership interests for an amount equal to the Class A members’ initial capital contributions, multiplied by 2, less the accumulation of distributions received pursuant to Section 7(a) in any year prior to the expiration of the five (5) year period. All redemptions shall be made pro rata among all the Class A Members in proportion to their respective membership interests. No redemption, repurchase or repayment of the Class B Member shall be made unless all of the Class A membership interests shall have been redeemed.

11. No member shall be entitled to interest on his Capital Contribution nor is such member entitled as a matter of right, to a return, in part or in whole, of his Capital Contribution, except as and to the extent provided in this Operating Agreement.

12. All necessary federal and state tax returns for this Company shall be prepared and filed. Each member shall furnish any information in his possession that may be necessary and pertinent to the preparation of such returns.

13. Neither this Company nor any member may make an election for the Company to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

14. One member or one manager, as the case may be, shall be designated as "tax matters partner" of this Company pursuant to Sec. 6231(a)(7) of the Internal Revenue Code. Any member or manager so designated shall take all actions as may be necessary to cause each other member to become a "notice partner" within the meaning of Sec. 6222 of the Internal Revenue Code.

ARTICLE VI

DISSOLUTION

1. This Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(a) The latest date on which this Company is to dissolve, if any, as set forth in the Articles of Organization, or by a judicial decree pursuant to Sec. 702 of the New York Limited Liability Company Law.

(b) The vote or written consent of at least two thirds in voting interests of the members.

2. Upon dissolution of this Company, the members or managers may, in the name of and on behalf of this Company, prosecute and defend suits, whether civil, criminal or administrative, settle and close this Company's business, dispose of and convey this Company's property, discharge this Company's liabilities and distribute to the members any remaining assets, all without affecting the liability of each and every member.

3. Upon dissolution, the assets of this Company shall be distributed as follows:

(a) To creditors, including members who are creditors, to the extent permitted by law, in satisfaction of liabilities of this Company, whether by payment or by establishment of adequate reserves, other than liabilities for distributions to members under Sec. 507 or Sec. 509 of the New York Limited Liability Company Law. Any member, however, who shall have made his initial contribution to the Company by a loan, or other indebtedness, shall not be considered a "creditor" of the Company hereunder; such contribution for the purposes of the distributions to be made pursuant to the Article VI shall be considered a Capital Contribution to the Company and shall be treated as hereinafter provided.

(b) To members and former members in satisfaction of liabilities for distribution under Sec. 507 or Sec. 509 of the New York Limited Liability Company Law.

(c) To the Class A Members and the Class B Member, for the return of their Capital Contributions, to the extent not previously returned.

(d) The remaining balance, to the Class A Members and the Class B member in the manner provided in Section 7 (a) of this Agreement.

(e) For the purposes of this Agreement, the Capital Contribution of the Class B Member, regardless of the form or manner in which it is made, shall be treated in the same manner as the cash Capital Contributions made by the Class A Members, and in no event shall the Class B Member be considered a creditor with respect to any part thereof under Section 3(a) hereof.

4. Within ninety days following the dissolution and the commencement of winding up the affairs of this Company, or at any other time there are no members, Articles of Dissolution shall be filed with the Secretary of State of New York. Upon such filing of Articles of Dissolution by the Secretary of State of New York, the Articles of Organization shall be deemed to be canceled.

5. Upon liquidation of this Company within the meaning of Sec. 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any member has a deficit Member Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all fiscal years, including the fiscal year in which such liquidation occurs) the member shall have no obligation to make any Capital Contribution, and the negative balance of any Member Capital Account shall not be considered a debt owed by the member to this Company or to any other person for any purpose.

6. If not otherwise provided by this Agreement and if permitted by applicable law, upon dissolution, each member shall receive a return of his Capital Contribution solely from the assets of this Company. If, after payment or discharge of the debts and liabilities of this Company, such assets are insufficient to return any Capital Contribution of any member, such member shall have no recourse against any other member.

ARTICLE VII

GENERAL CONSTRUCTION

1. This Agreement shall not be effective unless executed by all of the parties hereto, unless the Class B Member shall otherwise decide.

2. When the masculine gender is used in this Agreement and when required by the context, the same shall include the feminine and neuter genders and vice versa.

3. No failure of a member to exercise and no delay by a member in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a member of any such right or remedy under this Agreement shall be effective unless made in writing duly executed by all members and specifically referring to each such right or remedy being waived.

4. This Agreement supersedes each and every course of conduct previously pursued or consented to and each and every oral agreement and representation previously made by the members with respect to the subject matter hereof, whether or not relied or acted upon. No amendment of this Agreement shall be effective unless made in writing duly executed by the holders of 75% of the membership interests held by the Class A Members and the Class B Member in the aggregate and specifically referring to each provision of this Agreement being amended. No course of conduct or performance subsequently pursued or acquiesced in and no oral agreement or representation acted upon, shall amend this Agreement or impair or otherwise affect any member's obligations, rights or remedies pursuant to this Agreement.

5. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement or under the New York Limited Liability Company Act shall have been sufficiently given for all purposes, if given pursuant to the provisions of this Agreement or as set forth in the New York Limited Liability Company Act, as the case may be.

IN WITNESS WHEREOF, the persons signing this Agreement below conclusively evidence their agreement to the terms and conditions of this Agreement by so signing this Agreement.

NAME AND SIGNATURE OF MEMBER	PERCENT OF CLASS A MEMBERSHIP INTERESTS
CLASS A MEMBERS
(Not Listed)
CLASS B MEMBER	PERCENTAGE OF CLASS B MEMBERSHIP INTERESTS
HEALTH MANAGEMENT CORPORATION OF AMERICA	100%